UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 19, 2012 (June 13, 2012)

Truli Media Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma	000-53641	26-3090646
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1174 N. Hillcrest Road, Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(310) 274-0224

SA Recovery Corp; 3908 Minnesota St., Bartlesville, OK 74006
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 13, 2012, Truli Media Group, Inc., an Oklahoma Corporation (“Truli Inc.”) entered into a Reorganization Agreement (the “Reorganization Agreement”) to acquire 100% of the issued and outstanding equity of Truli Media Group, LLC, a Delaware Limited Liability Company (“Truli LLC”).  As part of the transaction, Truli Inc. issued and delivered 37,000,000 shares of common stock, representing approximately 74% of the outstanding equity of Truli, Inc., to designees of Truli LLC.

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to the Reorganization Agreement, on June 13, 2012, Truli Inc. acquired 100% of the issued and outstanding equity of Truli LLC from the members of Truli LLC.  The business of Truli LLC is described in Item 8.01 Other Events, below.  As consideration for the equity of Truli LLC, Truli Inc issued and delivered 37,000,000 shares of common stock, representing approximately 74% of the outstanding equity of Truli, Inc., to the members of and other designees of Truli LLC.

Item 5.01 Changes in Control of Registrant

Pursuant to the Reorganization, as part of the transaction the members of and other designees of Truli LLC acquired a controlling interest in Truli Inc.  Also as part of the transaction, the shareholders of Truli Inc. elected Michael Jay Solomon as its sole director; Mr. Solomon was subsequently named President, CEO and CFO of Truli Inc.  The identity and percentage ownership of the controlling shareholders, officers and directors is set forth in Item 8.01 Other Events, below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Change in Fiscal Year

Effective June 13, 2012, the Company changed its fiscal year end from February 28th  to March 31st  as a result of the Merger to conform its fiscal year to that of Truli Media Group LLC . As a result of the change, the results of Company’s fiscal quarter ended June 30, 2012 will be reported on the Company’s Quarterly Report on Form 10-Q for the new fiscal first  quarter ending June 30, 2012 and in the Company’s Annual Report on Form 10-K for fiscal year ending March 31, 2013.

As the transition period covers one month or less, in accordance with the SEC’s transition report rules as set forth in Rule 13a-10, the Company need not file a separate transition report and the Company’s next Quarterly Report on Form 10-Q will contain the necessary financial information for the transition period.

Name Change

As a result of the Reorganization, the name of the Company was changed from SA Recovery Corp to Truli media Group, Inc.

Item 8.01 Other Events

As a result of the Reorganization Agreement, Truli Inc. has altered its primary operation.  The new primary business of the company is as follows:

Table of Contents

1.  Business of the Company

2.  Financial Information

3.  Properties.

4.  Security Ownership of Certain Beneficial Owners and Management.

5.  Directors and Executive Officers

6.  Executive Compensation.

7.  Certain Relationships and Related Transactions, and Director Independence.

8.  Legal Proceedings.

9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

10.  Recent Sales of Unregistered Securities

11.  Description of Registrant’s Securities.

12.  Indemnification of Directors And Officers.

13.  Financial Statements and Supplementary Data.

14.  Changes in and Disagreements with Accountants

1.  Business of the Company

Corporate History

On June 13, 2012, Truli Media Group, Inc. (“Truli Inc.”) acquired Truli Media Group, LLC (“Truli LLC”) as its primary operating business.  The combined business is referred to herein as “Truli,” “the Company,” “We”, “Our,” or “Us”.

Truli LLC was formed on October 19, 2011, under the laws of the State of Delaware.   On October 28, 2011 Truli merged with Win Media Group, LLC and as a result acquired all of the assets of Win Media Group, LLC.  We maintain our principal office at 1174 N. Hillcrest Road, Beverly Hills, CA 90210.

The Business – General

Truli is a development stage enterprise that intends to enter the on-demand media and social networking markets.  Truli, a website and multi-screen platform, will be an aggregator of family-friendly, faith-based Christian content, media, music and Internet Protocol television (“IPTV”) programming.

Truli will also serve as a collaborative, social networking site for members of the Christian community worldwide, allowing them to share and deepen their faith together.  Truli will invite ministries from various Christian denominations to upload their messages to the Truli platform, at no cost.  These sermons will be categorized into different subject matters and sub-topics for quick and easy user search.  Our goal is to set Truli apart with the depth of the library from these participating ministries, centralizing, serving and extending the Christian message to a greater audience than has been done before.

Truli consumers will have free access to the interactive digital platform.  This platform is intended to deliver all types of media content to IP accessible TVs, computers and an assortment of digital mobile devices such as tablets and smart phones. The Truli site will allow its users to easily access the vast library of Christian television, sermons, concerts, movies, e-books, educational seminars, music and music videos. Faith based merchandise will also be available through our SHOP TRULI function.

Truli aims to sign up as many ministries as possible throughout the United States and abroad.   Truli is affiliated with two major Christian Cable Networks and has already entered into agreements with many ministries to deliver their content through the Truli platform.  It is our hope that these agreements will not only provide viewers with a wide variety of recognizable content at launch but will also attract many more ministries by recognizing the financial and credibility advantages Truli can offer. Beyond those benefits, Truli also provides direct access to a much larger outreach potential for smaller ministries.

The Truli Proposition

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Expanded, global outreach potential for church ministries of any size, budget or location

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Direct user feedback and comment to ministry messages

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Social interface for sharing and discussing issues of faith and Christian life

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No airtime cost for member ministries

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A simple upload interface and submission page allows ministries to quickly upload and tag content to relevance and even Bible references

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Churches need not quality check and administrate their uploaded content

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A consumer tailored, individual customized experience

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Continuously updated content, added daily, and easily distributed on a variety of media streaming devices, dedicated to the Christian world

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A vital technological augmentation for growth in today’s Christian faith

Searching and Browsing the Truli Media Library

Searching and browsing the Truli media library is designed to be simple and intuitive through an interface empowering users with multiple ways to find the content for which they are searching. Advanced Search and Content functions are designed to allow the user to refine the results to further detail.  By typing a keyword, for instance “Marriage”, the subscriber will have relevant suggestions and access to content contained in sermons, lectures, music, books, movies and products that are relevant to the subject searched.

Apart from keyword search, Truli employs an easy to use “Browse Topics” function to help guide seekers to relevant content and answers to issues of Christian life and faith.  Categories include subjects such as: Inspiration, Wisdom, The Gospel, Guidance, Piety, Forgiveness, The Resurrection, Revelations, Family, Biblical History, Marriage, Children, Depression, Anxiety, Challenges to Faith and God’s work, to name a few.

This enhanced experience provides for more readily available access to relevant faith-based content, activities and a stronger education, all delivered seamlessly through the Truli Network.

Marketing

Truli’s initial marketing campaign will include press exposure, brand building at various seminars, viral and social strategies as well as utilizing networks, bloggers, newsletters, direct calling and radio. They have signed a contract with Rogers and Cowan, a premier Public Relations company that also has a faith and social network division.  Truli’s marketing efforts are also expected to focus on announcements in church bulletins and membership newsletters when churches become involved in the program.

Direct to Ministries. Truli’s initial marketing effort is likely to focus on the thousands of ministries located throughout the United States as well as the international market.  Truli will offer churches and ministries a means to expand the reach of their ministries and share their sermons, educational series, music and worship services not only throughout the United States, but globally, thus offering an attractive opportunity for ministries to reach new followers and expand the church body.

Christian Organizations. Truli plans to cultivate and maintain a presence at major national Christian conferences and conventions, and with Christian media. Christian media flourishes in effective church networks such as friend-to-friend recommendations, local church community groups, home churches, church sports leagues and pastoral relationships. Truli’s involvement in such activities is intended to inspire national, regional and local churches to engage and expand the culture through media, and by using social platforms to enhance the Truli brand.

Viral Marketing. The word-of-mouth spreading of Truli's features and benefits is hoped to result in consistent, powerful exposure to church messages and social interaction with Truli as the hub for messenger and impetus for dialog. Through the website and the social network, Truli plans to allow both new ministries and well established organizations to deliver the message of the Gospel, literally, from church to church, from house to house, and person to person. Truli serves to help local and regional ministries bring a greater amount of quality content, message and value to their members, while creating a unified global community.

Social Networking

Truli is developing social network connections throughout the Christian community.  We believe Truli’s social strategy and unique platform is unlike any other Christian media outlet, to our knowledge.  Truli will encourage people to connect with church friends, stimulate debate and thought, foster community group participation, provide new avenues to missionaries and much more.

By connecting groups, churches and individuals, Truli could become a vital and unifying social platform.  Aspects of this concept are presently available in other companies and ministries, but none offer Truli’s extensive sharing and unifying capabilities, which cater to all the needs of the Christian community.

We believe that Truli will be especially attractive to Christian youth, who want to share their thoughts, music and views in a fun, safe environment. With Truli, our social networking features will give us an opportunity to achieve global online participation, offering encouragement, fresh ideas and joy to young believers of today and tomorrow.

DOXA

DOXA Media is a division of Truli whose mission is to provide enrichment, entertainment and interaction around three impulses that capture the rising generation of Christians – humor, social good and spirituality.  One of our main goals is to reach youth and youth focused ministries.  Technologically proficient, these early adopters will bring DOXA Media's great spiritual energy and innovation, as well as early market conversion.  We anticipate that DOXA Media will prominently feature various youth ministries in its lineup; youth ministries that are dynamic, focused, and have large platforms will be our target DOXA will be directed to young people between the ages of 16 and 30.

Additionally, programming with Christian music content and events will be showcased.  We believe that the popularity of young music and media artists and the synchronous rise of the youth ministry movement suggests that DOXA Media is positioned to appeal to next generation Christians. In this space our goal is that DOXA Media can help to redefine the boundaries of what Christian programming can be, and how it can impact people’s lives.

Technology

Truli is not a technology company, but rather a company who has integrated some of the best in class technology.  The Truli website, www.truli.net, is built on more than a decade of video portal design experience.  There are several key parts to the Truli infrastructure:

Website.  The main website is built on top of a web Content Management System (CMS) / Content Management Framework (CMF) called Drupal.  Drupal is well established, and, at more than 10 years old, very mature.  Drupal is currently used as a back-end system by more than a million websites worldwide and powers such large sites as the White House, all of the NBC television shows, Warner Brothers Music, Symantec, Twitter, and many more.  Drupal allows us to manage all of the website content, including images, text, and news.  This software is open source, meaning it is not only free, but the source code is available to anybody that wants to make changes or additions.  By starting with Drupal, we get a website that should power us through millions of users with many features already developed.  Features such as user management, forgot password, menus, text editing, search engine optimization, multi-language support, and many more which have already been developed.  Essentially we currently get them at no cost.  Utilizing Drupal should give us the ability to focus on features related to the core of our website.

Video.  Truli has partnered with Limelight to provide us with our video management, encoding, and delivery.  Limelight is one of the top Content Delivery Networks (CDN) in the world.  Utilizing Limelight for our live and on-demand content delivery should provide us with the ability to reach most devices (e.g. PC, Mac, iOS, and Android) with ease.  In addition, Limelight should automatically scale to handle all the traffic Truli can demand.  Limelight provides the following services to Truli:

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Encoding – Truli content partners simply upload a high- quality media file and Limelight automatically creates High, Medium, and Low bandwidth versions that will work on most connected devices.

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Player – the Limelight players sends a signal to the server designating which type of content to deliver to help make sure that all devices can see video.

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Backup / Redundancy – Limelight handles backup & redundancy so that Truli doesn’t have to.

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Video Management – Limelight provides a Video Management Platform (VMP) for Truli providing full video management and reporting.

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Bandwidth – Limelight should have enough bandwidth to handle all of Truli’s peak delivery times with ease.

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Live – Limelight provides support for live webcasting.

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Search Inside – Limelight also provides a fairly unique feature called Search Inside.  This feature uses voice recognition technology to allow users to search for certain words inside a video.

Web Hosting.  Truli uses Acquia for its site hosting.  Acquia was founded by the original creator of Drupal as a top notch hosting provider for high-end Drupal sites.  Acquia makes use of the Amazon Cloud for its customers.  Acquia provides Truli with the following features:

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Cloud Based Hosting – Truli should instantly scale to more servers to handle spikes in traffic and then scale back to normal levels.  By utilizing the cloud, Truli does not currently have to purchase infrastructure to handle peak bandwidth usage.

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Managed Search Engines – Acquia maintains an instance of Solr, widely noted as a top search engine.  This is automatically integrated into Drupal by Acquia.  Truli gets all of this functionality without having to pay for and manage it.

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Monitoring Tools – Acquia has several monitoring applications available for use by Truli staff to manage errors, server utilization, etc.

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Redundancy – Because this is based on Amazon’s cloud infrastructure, all of the hardware management is handled automatically.

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Drupal configuration management – Because Acquia only handles Drupal hosting, they are experts at configuration, errors, optimization, etc. and perform all of these services for their customers.

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Managed Hosting – At launch, Truli plans to move to Acquia’s Managed Hosting service.   This service provides Truli with worry-free hosting.  Acquia will provide a dual-homed environment on multiple, load balanced servers.  In addition Acquia will actually manage the site infrastructure, scaling up and down as necessary automatically. Also, if errors occur, they will proactively fix them (even if it means logging into the source code to fix coding errors).

Social Media Integration.  Truli utilizes services from Gigya for its social media integration.  Gigya integrates with more than 25 social media companies.  By utilizing Gigya, Truli should gain support for Facebook, Linked In, Twitter, Google Plus, and many more with just one integration.  Gigya manages the relationships with the social companies directly.  By taking advantage of the Gigya relationship, Truli does not currently have to manage relationships with each of these companies and does not have to update its codebase when a social company makes a change to theirs.  Gigya provides Truli with the following features:

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Social Login –  allows users to log in with one of their existing social media logins instead of using a custom Truli login.  This should increase logins significantly and Truli is still able to capture user information with this process.

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Social Plugins –  Support for ratings / reviews / comments

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Gamification – Support for badges (similar to Foursquare)

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Social Identity Management – Keeps users’ contact info up to date (if they are using Social Login).

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Share Plugins – Allows users to comment on videos on Truli and have them also appear online

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Social Analytics – Reporting

Currently Gigya support the following Logins:

• Facebook	• AOL	• VZ	• Typepad
• Twitter	• Foursquare	• Verisigh	• Hyves
• Linked In	• Orcut	• Netlog	•
• Google	• MySpace	• Mixi	•
• Microsoft Messenger	• Kohtakte	• Blogger	•
• PayPal	• RenRen	• Livedoor	•
• Yahoo	• Wordpress	• LiveJournal	•

Custom Code.  Truli has contracted with the main Drupal video developer to build additional video features into our site.  This developer is actively working on a custom player for us that should allow us to support content grouping (e.g. sermon series, songs on a CD, etc).  In addition, we are building the two new industry leading features listed below, which along with the custom player should be available in May, 2012.

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Amen! – While an on-demand video is playing, a user can click the “Amen” button near the player to “agree” with the content message at a specific point in time.  This provides the online equivalent of somebody yelling “Amen” in the middle of a sermon when they agree with the point a preacher was making.  Doing so should place a small icon on the screen in subsequent plays of that video, showing future users where others have agreed with the content.

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In Time Comments – Similar to the Amen feature, users will be able to leave a comment during a video at a specific time.  The comment will remain attached to the video at that timespot so that future users will see it when it occurs.  This is similar to the commenting feature in Youtube except that it will likely scroll along the side of the video, instead of displaying on top of it.

Website Summary.  Truli has outsourced all critical parts of the website allowing us to scale up and down as necessary.  By doing so, we should be able to handle any level of traffic at any time, without having to purchase hardware and bandwidth to handle our peak levels.  In addition, as a startup, we should not have to worry if our projections are off.  We believe we can handle almost any level of traffic almost instantly.  Once the business stabilizes and we are able to predict traffic and growth, we may decide to provide some of these services in-house.  Until then, we are able to remain lean by outsourcing these key components.

Company Infrastructure. Truli is also utilizing many cloud based / Software As A Service (SAAS) systems for its internal infrastructure.  These include:

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Email / Calendar – Google Apps for Your Domain

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Sales Lead Management – HighRise

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Company Intranet / Project Management – Basecamp

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Bug / Feature Tracking – On Time

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Bulk Email – Mail Chimp

Utilizing these services enables us to be able to work anywhere, without having to maintain a complex internal network.  All Truli employees are able to work from any location as long as they have an internet connection and a telephone.

Security

No business model is without its challenges and threats to commitment to provide secure, quality service. Identifying these challenges means empowerment to prevent them. Truli has addressed such threats by partnering with some of the most sophisticated vendors in the field, leveraging encryption technologies that are innovative and secure.

Risk Factors

The risk factors described below are not all-inclusive.  All risk factors should be carefully considered when evaluating our business, results of operations, and financial position.  We undertake no obligation to update forward-looking statements or risk factors.  There may be other risks and uncertainties not highlighted herein that may affect our financial condition and business operations.

Risks Related to the Company

We were formed on October 19, 2011 and have no operating history.  Accordingly, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives.  There can be no assurance that we will ever achieve positive cash flow or profitability, or that if either is achieved, that it will be at the levels estimated by management.

Prior to the date of this Report, we have had no revenues.  Our failure to generate significant revenues would seriously harm our business.  We anticipate that we will experience operating losses and incur significant and increasing losses in the future due to growth, expansion, development and marketing.  We expect to significantly increase our sales and marketing and general and administrative expenses.  As a result of these additional expenses, we must significantly increase our revenues to become profitable.  We expect to incur significant operating losses for at least the next several years.

There is no assurance that we will be able to attract and retain CONSUMERS to our website.  Our success depends upon our ability to obtain and retain CONSUMERS and generate income from ADVERTISERS AND VIDEO ON DEMAND (VOD). There is no assurance that we will be able to attract prospective CONSUMERS to our website, that we will be able to retain CONSUMERS that we attract, or that we will be able to generate the revenue sufficient to meet our projections.

We will require additional capital to implement our business plan and marketing strategies.  Under our business plan, we intend to build and expand our operations substantially over the next several years.  Our cash on hand will likely prove insufficient for our operational needs.  We may therefore need additional financing for working capital purposes and need to seek additional financing.  There is no assurance that additional financing will available on acceptable terms, or at all.  If we fail to obtain additional financing as needed, we may be required to reduce our anticipated expansion plans and our business and results of operations could be materially, adversely affected.  There can be no assurance that additional financing, if required or sought, would be available on terms deemed to be acceptable by us, and in our best interests.

We may be unable to build, or continue to build, awareness of our brand, which could negatively impact our business, our ability to generate revenues, and/or cause our revenues to decline.  Our ability to build and maintain brand recognition is critical to attracting and expanding our online user base.  In order to promote our brand, in response to competitive pressures or otherwise, we may find it necessary to increase our marketing budget, hire additional marketing and public relations personnel or otherwise increase our financial commitment to creating and maintaining brand loyalty among our clients. If we fail to promote and maintain our brand effectively, or incur excessive expenses attempting to promote and maintain our brands, our business and financial results may suffer.

The Company relies on the proper and efficient functioning of its computer and database systems, and a malfunction could result in disruptions to its business.   The Company's ability to keep its business operating depends on the proper and efficient operation of its computer and database systems.  Since computer and database systems are susceptible to malfunctions and interruptions (including those due to equipment damage, power outages, computer viruses and a range of other hardware, software and network problems), the Company cannot guarantee that it will not experience such malfunctions or interruptions in the future.  A significant or large-scale malfunction or interruption of one or more of its computer or database systems could adversely affect the Company's ability to keep its operations running efficiently.  If a malfunction results in a wider or sustained disruption to its business, this could have a material adverse effect on the Company's business, financial condition and results of operations.

Our systems may be subject to slower response times and system disruptions that could adversely affect our revenues.  Our ability to attract and maintain relationships with users, advertisers and strategic partners will depend on the satisfactory performance, reliability and availability of our Internet infrastructure.  System interruptions or delays that result in the unavailability of Internet sites or slower response times for users would reduce the number of advertising impressions and leads delivered. This could reduce our revenues as the attractiveness of our sites to users and advertisers decreases.  Our insurance policies provide only limited coverage for service interruptions and may not adequately compensate us for any losses that may occur due to any failures or interruptions in our systems. Further, we do not have multiple site capacity for all of our services in the event of any such occurrence.  We may experience service disruptions for the following reasons:

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occasional scheduled maintenance;

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equipment failure;

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traffic volume to our websites that exceed our infrastructure’s capacity; and

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natural disasters, telecommunications failures, power failures, other system failures, maintenance, viruses, hacking or other events outside of our control.

Our networks and websites must accommodate a high volume of traffic and deliver frequently updated information. They may experience slow response times or decreased traffic for a variety of reasons. There may be instances where our online networks as a whole, or our websites individually, will be inaccessible. Also, slower response times can result from general Internet problems, routing and equipment problems involving third party Internet access providers, problems with third party advertising servers, increased traffic to our servers, viruses and other security breaches, many of which problems are out of our control. In addition, our users depend on Internet service providers and online service providers for access to our online networks or websites. Such providers have experienced outages and delays in the past, and may experience outages or delays in the future. Moreover, our Internet infrastructure might not be able to support continued growth of our online networks or websites. Any of these problems could result in less traffic to our networks or websites or harm the perception of our networks or websites as reliable sources of information. Less traffic on our networks and websites or periodic interruptions in service could have the effect of reducing demand for advertising on our networks or websites, thereby reducing our advertising revenues.

Our networks may be vulnerable to unauthorized persons accessing our systems, viruses and other disruptions, which could result in the theft of our proprietary information and/or disrupt our Internet operations making our websites less attractive and reliable for our users and advertisers.   Internet usage could decline if any compromise of security occurs. “Hacking” involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment. Hackers, if successful, could misappropriate proprietary information or cause disruptions in our service. We may be required to expend capital and other resources to protect our websites against hackers. Our online networks could also be affected by computer viruses or other similar disruptive problems, and we could inadvertently transmit viruses across our networks to our users or other third parties. Any of these occurrences could harm our business or give rise to a cause of action against us. Providing unimpeded access to our online networks is critical to servicing our customers and providing superior customer service. Our inability to provide continuous access to our online networks could cause some of our customers to discontinue purchasing advertising programs and services and/or prevent or deter our users from accessing our networks. Our activities and the activities of third party contractors involve the storage and transmission of proprietary and personal information. Accordingly, security breaches could expose us to a risk of loss or litigation and possible liability. We cannot assure that contractual provisions attempting to limit our liability in these areas will be successful or enforceable, or that other parties will accept such contractual provisions as part of our agreements.

Our business, which is dependent on centrally located communications and computer hardware systems, is vulnerable to natural disasters, telecommunication and systems failures, terrorism and other problems, which could reduce traffic on our networks or websites and result in decreased capacity for advertising space.   Our operations are dependent on our communications systems and computer hardware, all of which are located in data centers operated by third parties. These systems could be damaged by fire, floods, earthquakes, power loss, telecommunication failures and other similar events and natural disasters. Our insurance policies have limited coverage levels for loss or damages in these events and may not adequately compensate us for any losses that may occur. In addition, terrorist acts or acts of war may cause harm to our employees or damage our facilities, our clients, our clients’ customers and vendors, or cause us to postpone or cancel, or result in dramatically reduced attendance at, our events, which could adversely impact our revenues, costs and expenses and financial position. We are predominantly uninsured for losses and interruptions to our systems or cancellations of events caused by terrorist acts and acts of war.

If additional Shares are issued in the future, an investor’s ownership interest will be diluted.  The Company may elect to issue additional shares of common stock in the future including, without limitation, in connection with an additional capital raise.  If the Company issues additional shares in the future, an Investors ownership interest in the Company will be diluted and such dilution may be substantial.

Risks Related to Management

We are under the control of our management.  Michael Jay Solomon beneficially owns 70.2% of the issued and outstanding equity of the Company.  Our non-management shareholders will have virtually no ability to control or direct our affairs.  Management will be in a position to control all of our decisions, and removal of such persons would be virtually impossible.  Management will be able to significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, which could have an undesired or undesirable effect.  No person should invest in the Company unless such investor is willing to place all aspects of the management of the Company in the existing management.

We have imposed limits on the potential liability of our management team.  Under applicable state law and the terms of the Operating Agreement of Truli LLC, management will not liable to the Company or the shareholders for any acts performed by it in good faith or for any non-action or failure to act, except for acts of gross negligence, fraud, breach of fiduciary duty or willful misconduct.  We have also agreed to indemnify management and their agents from losses or damages resulting from errors of judgment or other acts or omissions not constituting willful misconduct or gross negligence.

Our success will depend in significant part on the expansion of our operations and the effective management of growth, which will place significant demands on our management, operational and financial resources.  To manage such growth, we must augment our operational, financial and management systems and hire and train additional qualified personnel.  Our failure to manage growth effectively would have a material adverse effect on our business and prospects.

Our success depends to a large extent upon the skill, experience, performance and abilities of our executive management and other key personnel.  The online affinity-based content aggregation and ecommerce industry is highly competitive and our success is dependent upon our ability to attract, maintain and integrate qualified development, acquisition, marketing, management and administrative personnel for which there is keen competition.  In addition, the cost of retaining such personnel could escalate over time.  There can be no assurance that we will be successful in attracting or retaining such personnel.  New employees require extensive training and typically take many months to achieve full productivity.

Risks Related to Investment in our Company

There is currently no market for our Common Stock and the Common Stock may be subject to significant transfer restrictions.  There is a limited public market for our common stock.  We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how liquid that trading market might become.  If a trading market does not develop or is not sustained, it may be difficult for investors to sell shares of our common stock at a price that is attractive.  As a result, an investment in our common stock may be illiquid and investors may not be able to liquidate their investment readily or at all when he/she desires to sell.

Neither the Commission nor any state or foreign securities regulatory agency has reviewed or passed upon the accuracy or adequacy of this Memorandum or passed upon or endorsed the merits or fairness of an investment in our Common Stock.  Accordingly, prospective investors will not enjoy the benefits or security, if any, that may be derived from the registration or qualification process with respect to the accuracy or adequacy of the disclosures contained in this Memorandum, or the merits or fairness of this Offering.

Our common stock is deemed to be “Penny Stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.  Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934.  The SEC generally defines "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to exceptions.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.  These requirements may reduce the potential market for our common stock by reducing the number of potential investors, and may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them.  This could cause our stock price to decline.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings. Sales of our common stock in the public market could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

Risks Related to the Industry

The affinity-based content aggregation and ecommerce industry is highly competitive. We will be in competition with other current or potential regional, national and international companies that may offer similar services to ours.  Our current competitors include Sky Angel, HopeTV, Harvest-TV, Streaming Faith, Hulu, YouTube, Pandora, Rhapsody as well as thousands of small Christian-focused web sites. Additionally, ministries providing content to the Company may also distribute their content through other mediums such as cable TV, similar online companies, their own web site, YouTube and others.  It is possible that additional online media content competitors who do not directly compete with us will elect to compete in our field or emerge in the future, some of which may be larger and have greater financial and operating resources than we do. There can be no assurance that we will be able to compete against such other competitors in light of the rapidly evolving, highly competitive marketplace for these services. Our failure to maintain and enhance our competitive position could reduce our market share, decrease our profit margin and cause our revenues to grow more slowly than anticipated or not at all.

Piracy.  Online media content piracy is extensive in many parts of the world and is made easier by technological advances. This trend facilitates the creation, transmission and sharing of high quality unauthorized copies of online video content. The proliferation of unauthorized copies of these products will likely continue, and if it does, could have an adverse effect on the Company’s business, because these products could reduce the revenue the Company receives from its products.  Additionally, in order to contain this problem, the Company may have to implement elaborate and costly security and anti-piracy measures, which could result in significant expenses and losses of revenue. There can be no assurance that even the highest levels of security and anti-piracy measures will prevent piracy.

Non-Exclusive Content.  Certain contracts with content providers are “non-exclusive”.  As a result, content providers may be able to deliver and distribute content which is available on the Truli website, through other websites including, without limitation, our direct competitors.  In addition, certain of the content available on the Truli website is also available generally to the public on cable television, YouTube.com or other file sharing websites, among others.   The lack of exclusive content on our website could be harmful to our ability to compete in the marketplace which could adversely affect our results of operations.

Changes in Technology.   The online industry in general, continues to undergo significant changes, primarily due to technological developments.  Due to rapid growth of technology and shifting consumer tastes, the Company cannot accurately predict the overall effect that technological growth or the availability of alternative forms of entertainment may have on the profitability of the its online content and/or the Company’s business in general.  Examples of such advances include downloading and streaming from the internet onto cellular phone or other mobile devices.  Other online companies may have larger budgets to exploit these growing trends.  The Company cannot predict how it or its business partners will financially participate in the exploitation of its content through these emerging technologies or whether the Company or its business partners have the right to do so for all of its content.  If the Company or its business partners cannot successfully exploit these and other emerging technologies, it could have a material adverse effect on the Company’s revenues and therefore on the Company’s business, financial condition and results of operations.

Intellectual property infringement claims.  One of the risks of the online media content business is the possibility that others may claim that such content misappropriates or infringes the intellectual property rights of third parties with respect to their previously developed films, stories, characters, other entertainment or intellectual property.  The Company is likely to receive in the future claims of infringement or misappropriation of other parties’ proprietary rights.  Any such assertions or claims may materially adversely affect the Company’s business, financial condition or results of operations.  Irrespective of the validity or the successful assertion of such claims, the Company could incur significant costs and diversion of resources in defending against them, which could have a material adverse effect on the Company’s business, financial condition or results of operations.  If any claims or actions are asserted against the Company, the Company may seek to settle such claim by obtaining a license from the plaintiff covering the disputed intellectual property rights.  The Company cannot provide any assurances, however, that under such circumstances a license, or any other form of settlement, would be available on reasonable terms or at all.  Any of these occurrences could have a material adverse effect on the Company’s revenues and therefore on the Company’s business, financial condition and results of operations.

As a distributor of content over the Internet, we face potential liability for legal claims based on the nature and content of the materials that we distribute.  Due to the nature of content published on our online network, including content placed on our online network by third parties, and as a distributor of original content and research, we face potential liability based on a variety of theories, including defamation, negligence, copyright or trademark infringement, or other legal theories based on the nature, creation or distribution of this information. Such claims may also include, among others, claims that by providing hypertext links to websites operated by third parties, we are liable for wrongful actions by those third parties through these websites.  Similar claims have been brought, and sometimes successfully asserted, against online services.  It is also possible that our users could make claims against us for losses incurred in reliance on information provided on our networks.

In addition, we could be exposed to liability in connection with material posted to our Internet sites by third parties.  For example, many of our sites offer users an opportunity to post unmoderated comments and opinions.  Some of this user-generated content may infringe on third party intellectual property rights or privacy rights or may otherwise be subject to challenge under copyright laws.  Such claims, whether brought in the United States or abroad, could divert management time and attention away from our business and result in significant cost to investigate and defend, regardless of the merit of these claims. In addition, if we become subject to these types of claims and are not successful in our defense, we may be forced to pay substantial damages.  Our insurance may not adequately protect us against these claims.  The filing of these claims may also damage our reputation as a high quality provider of unbiased, timely analysis and result in client cancellations or overall decreased demand for our services.

As a distributor of media content, the Company may face potential liability for:

•

defamation;

•

invasion of privacy;

•

negligence;

•

copyright or trademark infringement (as discussed above); and

•

other claims based on the nature and content of the materials distributed.

These types of claims have been brought, sometimes successfully, against distributors of media content.  Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on the Company’s business, results of operations and financial condition.

International Risk.  The Company hopes to derive revenue from overseas markets and will therefore be subject to risks inherent in the international distribution of media content, all of which are beyond the Company’s control.  These risks include:

•

laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;

•

differing cultural tastes and attitudes, including varied censorship laws;

•

differing degrees of protection for intellectual property;

•

financial instability and increased market concentration of buyers in foreign television markets, including in European pay television markets;

•

the instability of foreign economies and governments;

•

fluctuating foreign exchange rates; and

•

war and acts of terrorism.

Events or developments related to these and other risks associated with international trade could adversely affect revenues from non-U.S. sources, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Changes in regulations could adversely affect our business and results of operations.

It is possible that new laws and regulations or new interpretations of existing laws and regulations in the United States and elsewhere will be adopted covering issues affecting our business, including:

•

privacy, data security and use of personally identifiable information;

•

copyrights, trademarks and domain names; and

•

marketing practices, such as e-mail or direct marketing.

Increased government regulation, or the application of existing laws to online activities, could:

•

decrease the growth rate of the Internet;

•

reduce our revenues;

•

increase our operating expenses; or

•

expose us to significant liabilities.

Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is still evolving. Therefore, we might be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights. Any impairment in the value of these important assets could cause our stock price to decline. We cannot be sure what effect any future material noncompliance by us with these laws and regulations or any material changes in these laws and regulations could have on our business, operating results and financial condition.

Future government regulation may impair our ability to market and sell our services.  Our current and planned services are subject to federal, state, local and foreign laws and regulations governing virtually all aspects of our business and product offerings. As we offer existing products and services or introduce new ones commercially, it is possible that governmental authorities will adopt new regulations that will limit or curtail our ability to market and sell such products. We may also incur substantial costs or liabilities in complying with such new governmental regulations. Our potential customers and distributors, almost all of which operate in highly regulated industries, may also be required to comply with new laws and regulations applicable to products such as ours, which could adversely affect their interest in our products.

Our operating results are vulnerable to adverse conditions affecting southern California.  Our principal executive office is located in Beverly Hills, California.  Thus, our operating results are vulnerable to natural disasters or other casualties and to negative economic, competitive, demographic and other conditions affecting Southern California. We believe that our insurance coverage is in accordance with industry standards.  However, insurance proceeds may not adequately compensate for all economic consequences of any loss. Should a loss occur, we could lose both our invested capital and anticipated profits from affected facilities.

2.  Financial Information

FORWARD LOOKING STATEMENTS:  STATEMENTS ABOUT OUR FUTURE EXPECTATIONS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF APPLICABLE FEDERAL SECURITIES LAWS, AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE.  WHEN USED HEREIN, THE WORDS "MAY," "WILL," "SHOULD," "ANTICIPATE," "BELIEVE," "APPEAR," "INTEND," "PLAN," "EXPECT," "ESTIMATE," "APPROXIMATE," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INHERENT IN OUR BUSINESS, INCLUDING THOSE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THIS DISCLOSURE STATEMENT, AND ARE SUBJECT TO CHANGE AT ANY TIME.  OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS.  WE UNDERTAKE NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENT.

Financial Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the following financial statements included in this Memorandum, and their accompanying notes, beginning on page F-1 (the “Financial Statements”):

Financial Statements of Truli Media Group, LLC

Report of Independent Registered Public Accounting Firm

Balance Sheet at March 31, 2012

Statement of Operations for the period from October 19, 2011 (date of inception) through March 31, 2012

Statement of Deficit in Members’ Equity for the period from October 19, 2011 (date of inception) through March 31, 2012

Statement of Cash Flows for the period from October 19, 2011 (date of inception) through March 31, 2012

Notes to Financial Statements

Pro-Forma Financial Statements for Year Ended December, 2011 (Unaudited)

Consolidated Pro-Forma Balance Sheet at February 29, 2012

Consolidated Pro-Forma Statements of Operations for the Year Ended February 29, 2012

Notes to the Pro-Forma Financial Statements

The Financial Statements have been prepared in accordance with generally accepted accounting policies in the United States (“GAAP”).  Except as otherwise disclosed, all dollar figures included therein and in the following plan of operation are quoted in United States dollars.

Liquidity and Capital Resources

Our liquidity requirements arise principally from our working capital needs, including the cost of goods and marketing costs.  Although in the future we intend to fund our liquidity requirements through a combination of cash on hand and revenues from operations, to date we have received no revenues from our operating business.

Accordingly, our ability to initiate our plan of operations and continue as a going concern is currently dependent on our ability to raise external capital.  If we are unable to raise sufficient capital on acceptable terms, we may be unable to continue as a going concern.

Our independent registered public accounting firm’s report on the Truli Media Group LLC’s  March 31, 2012 financial statements included in this Form 8-K states that our difficulty in generating sufficient cash flow to meet our obligations and sustain operations raise substantial doubts about the our ability to continue as a going concern.

Plan of Operation

Our full business and operating plan is set forth in detail in “1.  Business of the Company,” above.  To date we have no implemented our business plan, begun operations, or received any revenue from operations.

We are in the development stage and began operations in October 2011, accordingly, comparing results of operations is not meaningful.

Significant Employee Changes

There have been no significant employee changes other than those related to the change in control of the Company on June 13, 2012.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

3.  Properties.

Our corporate telephone number is (305) 205-6220 and its fax number is (310) 274-2252.  Questions and requests for additional information should be addressed to Michael Solomon at 1174 N. Hillcrest, Beverly Hills, CA 90210, (305) 205-6220.

4.  Security Ownership of Certain Beneficial Owners and Management.

The following table shows the beneficial ownership of our common stock as of June 13, 2012.  The table shows the amount of shares owned by:

(1)

each person known to us who owns beneficially more than five percent (5%) of the outstanding shares of any class of the Company’s stock, based on the number of shares outstanding as of June 13, 2012;

(2)

each of the Company’s Directors and Executive Officers; and

(3)

all of its Directors and Executive Officers as a group.

Beneficial Owner	Shares Beneficially Owned[1]	Percent of Outstanding[2]	Class
Michael Jay Solomon President, CEO, CFO and Chairman	35,150,000[3]	70.2%	Common
All Directors and Officers as a Group	35,150,000	70.2%	Common

(1) Beneficial Ownership of Securities: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

(2) The percentage of shares owned is based on 31,073,593 shares being outstanding as of June 13, 2012.  Where the beneficially owned shares of any individual or group in the following table includes any options, warrants, or other rights to purchase shares in the Company’s stock, the percentage of shares owned includes such shares as if the right to purchase had been duly exercised.

(3) Includes 16,650,000 shares owned directly by Michael Solomon and 18,500,000 shares owned by Solomon Family Trust dated December 21, 1989.

5.  Directors and Executive Officers

The following table sets forth the names, ages, and principal offices and positions of our current directors, executive officers, and persons we consider to be significant employees.  The Board of Directors elects our executive officers annually.  Our directors serve one-year terms or until their successors are elected, qualified and accept their positions.  The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors.  There are no family relationships or understandings between any of the directors and executive officers.  In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Name of Director or Officer	Age	Position
Michael Jay Solomon	74	President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors

Michael Jay Solomon is our founder, President and CEO.  Michael began his career in film distribution by loading films onto trucks for United Artists at the age of 18. By age 30, he had become MCA/Universal’s youngest vice president, and eventually shouldered all international responsibilities for the studio.

After 8 years with United Artists and 14 years with MCA, he co-founded Telepictures Corporation, responsible for creating TV syndication. Telepictures went on to become the largest U.S. television syndication company and one of the largest international television distribution companies, as well as the owner and operator of six television stations in the U.S. Telepictures became a public company (NASDAQ) after only 14 months under Michael’s leadership as Chairman and CEO.  When Telepictures merged with Lorimar to form Lorimar Telepictures Corp. (American Stock Exchange), he became the new company’s President and served on its Board of Directors. He led Lorimar Telepictures to become the largest television production and distribution company in the world, producing TV series such as Dallas, Falcon Crest, Knot’s Landing and many more at their studios (formerly the MGM Studios, now SONY Studios).

When Warner Bros. acquired Lorimar Telepictures, Michael became President of Warner Bros. International Television, heading up the company’s sales and marketing to television, cable and satellite companies internationally.  Under his leadership, Warner Bros. became the largest TV program distribution company in the world by a full 250 percent over its competitors. Michael was a co-founder of HBO OLE (now HBO Latin America), the leading premium-TV service in Latin America, and opened the door to Western programming in China, Russia, India and many more third-world countries.

Michael serves on the Board of Overseers of New York University’s Stern School of Business (25 years), is a Founder of The Sam Spiegel Film & Television School in Jerusalem, and was Founding Chairman of The Jerusalem Foundation of the West Coast of the United States. He was educated at New York University’s Stern School of Business and Boston’s Emerson College, where he was awarded an honorary Doctor of Law degree. He is a member of the international honor society Beta Gama Sigma where membership is the highest recognition a business student can receive.

6.  Executive Compensation.

Compensation Discussion and Analysis

Objectives and Philosophy of our Executive Compensation Program

We do not have a standing compensation committee.  Our board of directors as a whole makes the decisions as to employee benefit programs and officer and employee compensation.  The primary objectives of our executive compensation programs are to:

•

attract, retain and motivate skilled and knowledgeable individuals;

•

ensure that compensation is aligned with our corporate strategies and business objectives;

•

promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•

align executives’ incentives with the creation of stockholder value.

To achieve these objectives, our board of directors evaluates our executive compensation program with the objective of setting compensation at levels they believe will allow us to attract and retain qualified executives.  In addition, a portion of each executive’s overall compensation is tied to key strategic, financial and operational goals set by our board of directors.  We also generally provide a portion of our executive compensation in the form of options that vest over time, which we believe helps us retain our executives and align their interests with those of our stockholders by allowing the executives to participate in our longer term success as reflected in asset growth and stock price appreciation.

Named Executive Officers

The following table identifies our principal executive officer, our principal financial officer and our most highly paid executive officers, who, for purposes of this Compensation Disclosure and Analysis only, are referred to herein as the “named executive officers.”

Name	Age	Corporate Office
Michael Jay Solomon	74	President, Chief Executive Officer and Chief Financial Officer

Components of our Executive Compensation Program

At this time, the primary elements of our executive compensation program are base salaries and option grant incentive awards, although the board of directors has the authority to award cash bonuses, benefits and other forms of compensation as it sees fit.  We do not have any formal or informal policy or target for allocating compensation between short-term and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation.  Instead, we have determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components.  Similarly, we do not rely extensively on benchmarking against our competitors in making compensation related decisions, although we may consider industry compensation trends as one of many factors in our case-by-case determination of proper compensation.

Base salaries

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our named executive officers.  Base salary, and other components of compensation, may be evaluated by our board of directors for adjustment based on an assessment of the individual’s performance and compensation trends in our industry.

Equity Awards

Our stock option award program is the primary vehicle for offering long-term incentives to our executives.  Our equity awards to executives will typically be made in the form of options or warrants.  We believe that equity grants in the form of options or warrants provide our executives with a direct link to our long-term performance, create an ownership culture, and align the interests of our executives and our stockholders.

Cash bonuses

Our board of directors has the discretion to award cash bonuses based on our financial performance and individual objectives.  The corporate financial performance measures (revenues and profits) will be given the greatest weight in this bonus analysis.  We have not yet granted any cash bonuses to any named executive officer nor have we yet developed any specific individual objectives while we wait to attain revenue and profitability levels sufficient to undertake any such bonuses.

Benefits and other compensation

Our named executive officers are permitted to participate in such health care, disability insurance, bonus and other employee benefits plans as may be in effect with the Company from time to time to the extent the executive is eligible under the terms of those plans.  As of the date of this report, we have not implemented any such employee benefit plans.

Executive Compensation

As discussed above, we have agreed to pay the Named Executive Officers an annual salary.  Base salary may be increased from time to time with the approval of the board of directors.  The following table summarizes the current agreed annual salary of each of the named executive officers.

Name	Annual Salary
Michael Jay Solomon	$375,000*

Michael Jay Solomon, President and Chief Executive Officer – We have agreed to pay Mr. Solomon an annual salary of $375,000.  Currently Mr. Solomon has agreed to not take any salary while the Company begins its operations and reaches profitability.

Grants of Plan-Based Awards Table

The Company currently does not participate in any equity award plan.  During the last two full fiscal years and any interim period, we did not grant any equity awards under any equity award plan.

Warrant and Option Exercises

The Company currently does not have any outstanding warrants or options.  During the last two full fiscal years and any interim period, no officer or director exercised any warrant or option.

Nonqualified Deferred Compensation

We currently offer no defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified to any of our employees, including the named executive officers.

Compensation of Directors

We intend to use a combination of cash and equity-based compensation to attract and retain candidates to serve on our board of directors.  We do not compensate directors who are also our employees for their service on our board of directors.

Compensation Committee Interlocks and Insider Participation

We do not currently have a standing Compensation Committee.  Our entire board of directors participated in deliberations concerning executive officer compensation.  None of our officers serve on the board of any other entity whose executive officer serves on our board of directors.

Compensation Committee Report

The board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the board of directors has recommended that this Compensation Discussion and Analysis be included in this Form 10-K.

Summary Compensation Table

The following table sets forth the total compensation paid to, or accrued by, the named executive officers during the fiscal year ended December 31, 2011.  There was no compensation prior to the formation of Truli LLC in 2011.  No restricted stock awards, long-term incentive plan payout or other types of compensation, other than the compensation identified in the chart below and its accompanying notes, were paid to these executive officers during that fiscal year.

Named Executive Officer	Year	Annual Compensation Salary ($)	Annual Compensation Bonus ($)	Other Annual Compensation	Compensation Restricted Stock	Long Term Compensation Options	LTIP Payouts	All Other
Michael Jay Solomon	2011	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth information regarding the outstanding warrants held by our named officers as of February 9, 2012.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Michael Jay Solomon	-	-	-	-	-

7.  Certain Relationships and Related Transactions, and Director Independence.

Management Agreement

Pursuant to the Reorganization Agreement between Truli Inc and Truli LLC, Truli Inc will enter into a management agreement with Michael Jay Solomon, our CEO, and Solomon Entertainment Enterprises, LLC, of which Mr. Solomon is a principal.

Director Independence

The Company is not listed on any national exchange, or quoted on any inter-dealer quotation service, that imposes independence requirements on any committee of the Company’s directors, such as an audit, nominating or compensation committee.  The Company does not have any independent directors on its Board.

8.  Legal Proceedings.

The Company is subject to legal proceedings and claims from time to time which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its consolidated financial position, results of operations or liquidity.

The Company is currently not in legal proceedings and knows of none that are pending or threatened.

9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

Our common stock is quoted in United States markets by OTC Markets Group, Inc., a privately owned company headquartered in New York City, under the symbol “SARY.”  There is no assurance that the common stock will continue to be traded on the OTC Markets or that any liquidity exists for our shareholders.

Market Price

The following table shows the high and low per share price quotations of the Company’s common stock as reported by the OTC Markets for the periods presented.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.  The OTC market is extremely limited and the prices quoted by brokers are not a reliable indication of the value of the common stock.  The periods presented represent fiscal quarters, with the fourth quarter of each year ending on August 31.

	High	Low
Fiscal 2010 (Ending)
First Quarter (11/30/09)	.10	.10
Second Quarter (2/28/10)	.10	.10
Third Quarter (5/31/10)	.10	.10
Fourth Quarter (8/31/10)	.10	.07

Fiscal 2011
First Quarter (11/30/10)	.07	.05
Second Quarter (2/28/11)	.07	.05
Third Quarter (5/31/11)	n/a	n/a
Fourth Quarter (8/31/11)	n/a	n/a

Fiscal 2012
First Quarter (11/30/11)	n/a	n/a
Second Quarter (2/28/12)	n/a	n/a
Third Quarter (5/31/12)	n/a	n/a
Fourth Quarter (through 6/12/12)	n/a	n/a

As of May 31, 2012, the Company had 495,000,000 shares of common stock authorized with 31,073,593 shares issued and outstanding.  These shares were held by approximately 356 shareholders of record and Company estimates by a total of approximately 258 beneficial shareholders.

Penny Stock Regulations

Our common stock is quoted in United States markets by OTC Markets Group, Inc., a privately owned company headquartered in New York City, under the symbol “SARY.”  The sale price of our common stock has been less than $5.00 per share.  As such, the Company's common stock may be subject to provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “penny stock rule.”

Section 15(g) sets forth certain requirements for transactions in penny stocks, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines “penny stock” to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  As long as the Company's common stock is deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.

Dividends

The Company has not issued any dividends on the common stock to date, and does not intend to issue any dividends on the common stock in the near future.  We currently intend to use all profits to further the growth and development of the Company.

10.  Recent Sales of Unregistered Securities

None.

11.  Description of Registrant’s Securities.

Information with respect to the Registrant’s Securities is reported on Form SB 2 filed July 1, 1996.

12.  Indemnification of Directors And Officers.

Section 18-381.33, Oklahoma Statutes provides in effect that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of our company may be indemnified by our company against judgments, fines, amounts paid in settlement and expenses

(including attorneys' fees) actually and reasonably incurred by him as a result of such action, but not for (a) any breach of the director's duty of loyalty to the company or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a violation of law, or (c) any transaction from which the director derived an improper personal benefit.

At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any director or officer.

13.  Financial Statements and Supplementary Data.

See Item 9.01.  Financial Statements and Exhibits, below.

14.  Changes in and Disagreements with Accountants

None.

Item 9.01.  Financial Statements and Exhibits.

Financial Statements and Schedules.

The following financial statements of Truli Media Group LLC are included herein beginning on page F-1:

Pro-Forma Financial Statements of Truli Media Group, Inc	Page

Consolidated Pro-Forma Balance Sheet at February 29, 2012 (Unaudited)	F-11
Consolidated Pro-Forma Statements of Operations for the Year Ended February 29, 2012 (Unaudited)	F-12
Notes to the Consolidated Pro-Forma Financial Statements	F-13

Exhibits

The following Exhibits are included herein:

Exhibit No.	Description
10.1	Reorganization Agreement between Truli Media Group Inc and Truli Media Group LLC Dated June 13, 2012

TRULI MEDIA GROUP, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

Truli Media Group, LLC

We have audited the accompanying balance sheet of Truli Media Group, LLC , a development stage enterprise, (the “Company”) as of March 31, 2012, and the related statements of operations, deficit in member’s  equity , and cash flows for the period October 19, 2011 (date of inception) through March 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidate financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2012, and the results of its operations and cash flows for the period October 19, 2011 (date of inception) through March 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated any revenues from operations and has incurred net losses since inception. This raises substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to this matter are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/RBSM LLP

New York, New York

June 13, 2012

TRULI MEDIA GROUP, LLC (A DEVELOPMENT STAGE ENTERPRISE) BALANCE SHEET AS OF MARCH 31, 2012
ASSETS
Cash and cash equivalent	$ -
Total current assets	-

Total assets	$ -
LIABILITIES AND DEFICIENCY IN MEMBERS’ EQUITY
Note payable to managing member (Note 2)	$ 943,074
Accrued liability	88,213
Total current liabilities	1,031,287

Deficiency in Members’ Equity:
Deficit accumulated during development stage	(1,031,287)
Total deficit in members’ equity	(1,031,287)

Total liabilities and deficit in members’ equity	$ -

The accompanying notes are an integral part of these financial statements.

TRULI MEDIA GROUP, LLC (A DEVELOPMENT STAGE ENTERPRISE) STATEMENT OF OPERATIONS FOR THE PERIOD OCTOBER 19, 2011 THROUGH MARCH 31, 2012

Operating Expenses:
General and administrative expenses	$ 650,462
Professional and consulting fees	257,578
Web development costs	123,247
Total operating expenses	1,031,287
Net loss before provision for income taxes	(1,031,287)
Tax benefit (expense) ( see Note1)	-
Net loss	$ (1,031,287)

The accompanying notes are an integral part of these financial statements.

TRULI MEDIA  GROUP, LLC

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF DEFICIT IN MEMBERS’ EQUITY

FOR THE PERIOD OCTOBER 19, 2011 THROUGH MARCH 31, 2012

	Deficit Accumulated During the Development Stage	Total
Balance at October 19, 2011	$ -	$ -
Net Loss	(1,031,287)	(1,031,287)
Balance, March 31, 2012	$ (1,031,287)	$ (1,031,287)

The accompanying notes are an integral part of these financial statements.

TRULI MEDIA GROUP, LLC (A DEVELOPMENT STAGE ENTERPRISE) STATEMENT OF CASH FLOWS FOR THE PERIOD OCTOBER 19, 2011 THROUGH MARCH 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from operations	$ (1,031,287)
Expenses incurred by related party	943,074
Change in current liabilities:
Increase in accrued expenses	88,213
Net cash (used in) provided by operating activities:	-

CASH FLOWS FROM INVESTING ACTIVITIES :	-

CASH FLOWS FROM FINANCING ACTIVITIES:	-

Cash at beginning of period	-

Cash at end of period	$ -

Supplemental Disclosures of cash flow information:
Cash paid during the period for interest	$ -
Cash paid during the period for taxes	$ -

The accompanying notes are an integral part of these financial statements.

TRULI MEDIA GROUP, LLC

 (A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements

Note 1 - Organization and Summary of Significant Accounting Policies

Truli Media Group, LLC ("Truli Media", “we”, “us” or "the Company") is a Delaware limited liability company, formed on October 19, 2011. The Company is developing a social network and content distribution platform for people to experience Christian multimedia and social interaction.

We are headquartered in Beverly Hills, California.

Basis of Presentation and Use of Estimates

Accounting principles generally accepted in the United States ("GAAP") require management of the Company to make estimates and assumptions in the preparation of these consolidated financial statements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates and assumptions.

The most significant area that requires management judgment and which is susceptible to possible change in the near term include the Company's revenue recognition policies, discussed elsewhere in these financial statements.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Development stage entity

The Company is considered to be a development stage entity, as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915. The Company has not generated any revenues to date, has no significant expenses and has no recurring losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from October 19, 2011 (date of inception) through March 31, 2012, the Company has experienced significant losses from operations.

Income Taxes

Truli Media is a limited liability company. As a result, the Company’s income for federal and state income tax purposes is reportable on the tax returns of the individual partners. Accordingly, no recognition has been made for federal or state income taxes in the accompanying financial statements of the Company.

Web-site development costs

The Company has elected to expense web-site development costs as incurred.

Revenue recognition

The Company has generated no revenues to date. It is the Company’s policy that revenue from product sales or services will be recognized in accordance with ASC 605 “Revenue Recognition”. Four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product was not delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Research and development

In accordance with ASC 730, “Research and Development”, the Company expenses all research and development costs as incurred.

Commitments and Contingencies

The Company is subject to legal proceedings and claims from time to time which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its consolidated financial position, results of operations or liquidity.

Recently Adopted Accounting Principles

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not expect the future adoption of any such pronouncements to have a significant impact on its results of operations, financial condition or cash flow.

Note 2 — Notes Payable- Related Party

The Company’s Managing Member and Founder has advanced the Company the sum of $943,074 in the form of an unsecured term note payable as of March 31, 2012. The note, which may be increased as additional funds may be advanced to the Company by the Company’s Managing Member, bears interest at 4% per annum commencing from September 30, 2012.

The Company is obligated to repay the principal balance of the note along with accrued and unpaid interest payable over 36 months beginning in September 2012.

Note 3 — Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage entity and has not established any sources of revenue to cover its operating expenses. As shown in the accompanying financial statements, the Company has not generated any revenue for the period from October 19, 2011 (date of inception) through March, 31, 2012. The Company has a recurring net loss, and total deficit accumulated during its development stage of $1,031,287 and a working capital deficit (current liabilities minus current assets) at March 31, 2012 of $1,031,287.  Additionally, current economic conditions in the United States and globally create significant challenges attaining sufficient funding

The Company’s ability to continue existence is dependent upon commencing its planned operations, management’s ability to develop and achieve profitable operations and/or upon obtaining additional financing to carry out its planned business. The Company intends to fund its business development, acquisition endeavors and operations through equity and debt financing arrangements. The Company is dependent upon its Managing Member and Founder to provide financing for working capital purposes. However, there can be no assurance that these arrangements will be sufficient to fund its ongoing capital expenditures, working capital, and other cash requirements. The outcome of these matters cannot be predicted at this time.

Note 4- Shareholders Equity and Control

Michael Jay Solomon the Founder and CEO owns 90% and Cedargate International Limited owns 10% of the Company.  Michael Jay Solomon the Founder and CEO currently is the sole board member with 100% control of the Company.

Note 5 – Subsequent Events

In accordance with FASB ASC 855 “Subsequent Events”, the Company has evaluated subsequent events through the date of the issuance, June 13, 2012.

Merger transaction and recapitalization

On June 13, 2012, the Company merged with a wholly owned subsidiary of SA Recovery Corp. (“SA”) a  Oklahoma corporation, pursuant to an Agreement and Plan of Merger. Under the terms of the Agreement, all of the Company’s members’ interests was exchanged for 37,000,000 shares of SA’s common stock, or approximately 74 % of the fully diluted issued and outstanding common stock of SA.

SA is a publicly registered corporation with no significant operations prior to the merger. For accounting purposes, Truli shall be the surviving entity. The transaction is accounted for as a recapitalization of Truli pursuant to which Truli is treated as the surviving and continuing entity although SA is the legal acquirer rather than a reverse acquisition. Accordingly, the Registrant’s historical financial statements are those of Truli immediately following the consummation of the reverse merger.

Related Parties

Subsequent to the date of the financial statements, the Company’s Managing Member advanced an additional $76,832 Company for working capital purposes under the existing note payable (see Note 2).

TRULI MEDIA GROUP, INC

(F.K.A. SA RECOVERY CORP)

Index to Pro-Forma Financial Statements

Pro-Forma Financial Statements of Truli Media Group, Inc	Page

Consolidated Pro-Forma Balance Sheet at February 29, 2012 (Unaudited)	F-11
Consolidated Pro-Forma Statements of Operations for the Year Ended February 29, 2012 (Unaudited)	F-12
Notes to the Consolidated Pro-Forma Financial Statements	F-13

Unaudited Condensed Combined Pro Forma Financial Information

On June 13, 2012, Truli Media Group, LLC,  (“Truli”) , a Delaware Limited Liability Company, merged with SA Recovery Corp. , (“SA” or the “Registrant”) a Oklahoma corporation, all pursuant to a share exchange agreement dated June 13, 2012 and filed with the Secretary of State of Oklahoma. Under the terms of the Agreement, all membership interests  of  Truli Clean  was exchanged for37,000,000 shares of SA’s common stock.

The Registrant is a publicly registered corporation with no significant operations prior to the merger. For accounting purposes, Truli shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. As a result of the recapitalization and change in control, Truli is the acquiring entity in accordance with ASC 805,  Business Combinations. The accumulated earnings of Truli will be carried forward after the completion of the Merger. Operations prior to the Merger will be those of Truli.

The unaudited condensed combined pro forma statements of operations are presented combining Truli’s condensed audited statement of operations for the period October 19, 2011 (date of inception) through March 31, 2012 and SA’s  audited condensed statement of operations for the year ended February 29, 2012. The unaudited condensed combined pro forma balance sheet gives effect to the acquisition as if the transaction had taken place on February 29, 2012 and combines Truli’s unaudited condensed balance sheet as of March 31, 2012 with SA’s  condensed balance sheet as of February 29, 2012.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented.  You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the merger. Unaudited pro forma financial information and the notes thereof should be read in conjunction with the accompanying historical financial statements of Truli’s  and Management’s Discussion and Analysis included elsewhere in this report.

Superior Silver Mines, Inc.

Unaudited Condensed Combined Pro Forma Balance Sheet

February 29, 2012

	SA Recovery Corp	Truli Media Group, LLC	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$ 737	$ -	(737)	(3)	$ -
Total current assets	737	-	(737)		-

TOTAL ASSETS	$ 737	$ -	(737)		$ -

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICT)
Current Liabilities:
Accounts payable and notes payable- related parties	$ 143,683	$ -	(143,683)	(3)	$ -
Accrued Expenses		88,213			88,213
Note payable – Managing Member		943,074			943,074

Total current liabilities	143,683	1,031,287	(143,683)		1,031,287

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 10,000,000 authorized; none issued and outstanding		-
Common stock, $0.001 par value; 495,000,000 authorized; 31,073,593 issued in historical column; and 50,000,000 issued in pro forma column	3,107	-	(1,807)	(1)(2)	5,000
Additional paid-in capital	68,454		(68,454)	(3)	-
			(5,000)	(3)
Accumulated deficit during development stage	(214,507)	(1,031,287)	214,507	(3)	(1,036,287)
Stockholders’/ members’ equity (deficit)	(142,946)	(1,031,287)			(1,031,287)

TOTAL LIABILITIES AND STOCKHOLDERS’ MEMBERS’ EQUITY	$ 737	$ -	(737)		$ -

See accompanying notes to unaudited condensed combined pro forma financial statements

SA Recovery Corp.

Unaudited Condensed Combined Pro Forma Statement of Operations

For the year Ended February 29, 2012

	SA Recovery Corp.	Truli Media Group, LLC	Pro Forma Adjustments	Pro Forma Combined Balances (Unaudited)
Operating Expenses:
General & Administrative	$24,930	$1,031,287		$1,056,217
Total Operating Expenses	24,930	1,031,287		1,056,217
Loss from Operations
Other Income:
Interest income
Total Other Income
Net Loss	$(24,930)	(1,031,287)		$(1,056,217)

Loss per common share (basic)	$(0.00)			$(0.00)
Weighted average common shares outstanding - basic	31,073,593			50,000,000

See accompanying notes to unaudited condensed combined pro forma financial statements

SA RECOVERY CORP.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Presentation.

The unaudited condensed combined pro forma Financial Statements have been prepared in order to present combined financial position and results of operations of the Registrant and Truli Media as if the acquisition had occurred as of February 29, 2012 for the pro forma condensed combined balance sheet and to give effect to the acquisition of the Registrant, as if the transaction had taken place at March 1, 2011 for the pro forma condensed consolidated statement of operations  for the year ended February 29, 2012.

The condensed statement of operations for SA for the year ended February 209, 2012 were derived from the consolidated statement of operations as reported with the 10-K filed on June 12, 2012.

The following pro forma adjustments are incorporated into the pro forma combined condensed balance sheet as of February 29, 2012 and the pro forma combined condensed statement of operations for the year ended February 29, 2012.

(1) To cancel 18,073,593 shares of SA common stock.

(2) To record issuance of 37,000,000 shares of SA common stock in exchange for conversion of all of Truli Media member interests.

(3) To eliminate Registrant’s accumulated deficit, forgiveness of related party debt and record recapitalization of Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truli Media Group, Inc.

(Registrant)

Dated: June 19, 2012

By:  \s\ Michael Solomon

Chief Executive Officer